                                                                  Exhibit 10.52


                       UNCONDITIONAL GUARANTY


THIS UNCONDITIONAL GUARANTY ("Guaranty") is made July 12, 2000, by CAP ROCK ELECTRIC COOPERATIVE, INC. ("Corporate Guarantor") for the benefit of BANK UNITED TEXAS FSB ("Bank").


1. DEFINITIONS. As used in this Guaranty, the following terms shall have the meanings indicated below:

a. The term "Bank" shall mean BANK UNITED TEXAS FSB.

b. The term "Borrower" shall mean New West Resources, Inc., a Texas Corporation.

c. The term "Corporate Guarantor" shall mean Cap Rock Electric Cooperative, Inc., a Texas cooperative.

d. The term "Individual Guarantor" shall mean and refer to each of Thomas E. Kelly and Richard C. Skillern (who are jointly referred to as "Individual Guarantors").

2. The term "Guaranteed Indebtedness" shall mean (i) all indebtedness, obligations and liabilities of Borrower to Bank of any kind or character now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, and regardless of whether such indebtedness, obligations and liabilities may, prior to their acquisition by Bank, be or have been payable to or in favor of a third party and subsequently acquired by Bank (it being contemplated that Bank may make such acquisitions from third parties), including without limitation all indebtedness, obligations and liabilities of Borrower to Bank now existing or hereafter arising by note, draft, acceptance, guaranty, endorsement, letter of credit, assignment, purchase, overdraft, discount, indemnity agreement or otherwise, (ii) all accrued but unpaid interest on any of the indebtedness described in (i) above; (iii) all obligations of Borrower to Bank under any documents evidencing, securing, governing and/or pertaining to all or any part of the indebtedness described in (i) and (ii) above, (iv) all costs and expenses incurred by Bank in connection with the collection and administration of all or any part of the indebtedness and obligations described in (i), (ii) and (iii) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys' fees, and (v) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (i), (ii), (iii) and (iv) above,

3. OBLIGATIONS. As an inducement to Bank to extend or continue to extend credit and other financial accommodations to Borrower, Corporate Guarantor, for value received, does hereby unconditionally and absolutely guarantee the prompt and full payment and performance of the Guaranteed Indebtedness when due or declared to be due and at all times thereafter. The liability of Corporate Guarantor hereunder shall be limited to the maximum amount of liability that can be incurred with rendering the obligations of Corporate Guarantor hereunder voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer, and not for a greater amount.

4. CHARACTER OF OBLIGATIONS. This is an absolute, continuing and unconditional Guaranty of payment and not of collection and if at any time or from time to time there is no outstanding Guaranteed Indebtedness, the obligations of the Corporate Guarantor with respect to any and all Guaranteed Indebtedness of Borrower to Bank incurred thereafter shall not be affected. All Guaranteed Indebtedness heretofore, concurrently herewith or hereafter made by Bank to Borrower shall be conclusively presumed to have been made or acquired in acceptance hereof. Corporate Guarantor shall be primarily liable, jointly and severally, with Borrower and any other guarantor of all or any part of the Guaranteed Indebtedness.

5. RIGHT OF REVOCATION. Corporate Guarantor understands and agrees that Corporate Guarantor may revoke Corporate Guarantor's future obligations under this Guaranty at any time by giving Bank written notice that Corporate Guarantor will not be liable hereunder for any indebtedness or obligations of Borrower incurred on or after the effective date of such revocation. Such revocation shall be deemed to be effective on the day following the day the Bank receives such notice delivered either by (a) personal delivery to the address and designed department of Bank identified in subparagraph I (a) above; or (b) United States mail, registered or certified, return receipt requested, postage prepaid, addressed to Bank. Notwithstanding such revocation, Corporate Guarantor shall remain liable on Corporate Guarantor's obligations hereunder until payment in full to Bank of (x) all of the Guaranteed Indebtedness that is outstanding on the effective date of such revocation, and any renewals and extensions thereof, and (y) all loans, advances and other extensions of credit made to or for the account of Borrower on or after the effective date of such revocation pursuant to the obligation of Bank under a commitment or agreement made to or with Borrower prior to the effective date of such revocation. The terms and conditions of this Guaranty, including without limitation the consents and waivers set forth in paragraph 8 hereof, shall remain in effect with respect to the Guaranteed Indebtedness described in the preceding sentence in the same manner as if such revocation had not been made by Corporate Guarantor.

6. REPRESENTATIONS AND WARRANTIES. Corporate Guarantor hereby represents and warrants the following to Bank:

a. This Guaranty may reasonably be expected to benefit, directly or indirectly, Corporate Guarantor, and the Board of Directors of Corporate Guarantor has determined that this Guaranty may reasonably be expected to benefit, directly or indirectly, Corporate
Guarantor;

b. Corporate Guarantor is familiar with, and has independently reviewed the books and records regarding, the financial condition of Borrower (which is its wholly owned subsidiary) and is familiar with the value of any and all collateral intended to be security for the payment of all or any part of the Guaranteed Indebtedness; provided, however, Corporate Guarantor is not relying on such financial condition or collateral as an inducement to enter into this Guaranty;

c. Corporate Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition of Borrower and Corporate Guarantor is not relying on Bank to provide such information to Corporate Guarantor either now or in the future;

d. Corporate Guarantor has the power and authority to execute, deliver and perform this Guaranty and any other agreements executed by Corporate Guarantor contemporaneously herewith, and the execution, delivery and performance of this Guaranty and any other agreements executed by Corporate Guarantor contemporaneously herewith does not and will not violate, (i) any agreement or instrument to which Corporate Guarantor is a party, (ii) any law, rule, regulation or order of any governmental authority to which Corporate Guarantor is subject, or (iii) Corporate Guarantor's Articles of Incorporation or Bylaws;

e. Neither Bank nor any other party has made any representation, warranty or statement to Corporate Guarantor in order to induce Corporate Guarantor to execute this Guaranty;

f. The financial statements and other financial information regarding Corporate Guarantor heretofore and hereafter delivered to Bank are and shall be true and correct in all material respects and fairly present the financial position of Corporate Guarantor as of the dates thereof, and no material adverse change has occurred in the financial condition of Corporate Guarantor reflected in the financial statements and other financial information regarding Corporate Guarantor heretofore delivered to Bank since the date of the last statement thereof, and

g. As of the date hereof, and after giving effect to this Guaranty and the obligations evidenced hereby, (i) Corporate Guarantor is and will be solvent,
(ii) the fair saleable value of Corporate Guarantor's assets exceeds and will continue to exceed Corporate Guarantor's liabilities (both fixed and contingent), (iii) Corporate Guarantor is and will continue to be able to pay Corporate Guarantor's debts as they mature, and (iv) Corporate Guarantor has and will continue to have sufficient capital to carry on its business and all businesses in which it is about to engage.

7. COVENANTS. Corporate Guarantor hereby covenants and agrees with Bank as follows:

a. Corporate Guarantor shall not, so long as Corporate Guarantor's obligations under this Guaranty continue, transfer or pledge any material portion of Corporate Guarantor's assets for less than full and adequate consideration;

b. Corporate Guarantor shall promptly furnish to Bank at any time and from time to time such financial statements and other financial information of Corporate Guarantor as the Bank may require, in form and substance satisfactory to Bank;

c. Corporate Guarantor shall comply with all terms and provisions of the instruments and agreements evidencing, governing and securing all or any part of the Guaranteed Indebtedness that apply to Corporate Guarantor; and

d. Corporate Guarantor shall promptly inform Bank of (i) any litigation or governmental investigation against Corporate Guarantor or affecting any security for all or any part of the Guaranteed Indebtedness or this Guaranty which, if determined adversely, might have a material adverse effect upon the financial condition of Corporate Guarantor or upon such security or might cause a default under any of the instruments or agreements evidencing, governing or securing all or any part of the Guaranteed Indebtedness, (ii) any claim or controversy which might become the subject of such litigation or governmental investigation, and
(iii) any material adverse change in the financial condition of Corporate Guarantor.

8. CONSENT AND WAIVER.

a. Corporate Guarantor waives (i) promptness, diligence and notice of acceptance of this Guaranty and notice of the incurring of any obligation, indebtedness or liability to which this Guaranty applies or may apply and waives presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, diligence in enforcement and indulgences of every kind, and (ii) the , taking of any other action of Bank, including without limitation giving any notice of default or any other notice to, or making any demand on, Borrower, Individual Guarantors, or any other guarantor of all or any part of the Guaranteed Indebtedness or any other party.

b. Corporate Guarantor waives any rights Corporate Guarantor has under, or any requirements imposed by, Chapter 34 of the Texas Business and Commerce Code, as in effect on the date of this Guaranty or as it may be amended from time to time.

c. Bank may at any time, without the consent of or notice to Corporate Guarantor, without incurring responsibility to Corporate Guarantor and without impairing, releasing, reducing or affecting the obligations of Corporate Guarantor hereunder: (i) change the manner, place or terms of payment of all or any part of the Guaranteed Indebtedness, or renew, extend, modi~, rearrange or alter all or any part of the Guaranteed Indebtedness; (ii) sell, exchange, release, surrender, subordinate, realize upon or otherwise deal with in any manner and in any order any collateral for all or any part of the Guaranteed Indebtedness or this Guaranty or setoff against all or any part of the Guaranteed Indebtedness; (iii) neglect, delay, omit, fail or refuse to take or prosecute any action for the collection of all or any part of the Guaranteed Indebtedness or this Guaranty or to take or prosecute any action in connection with any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness or this Guaranty; (iv) exercise or refrain from exercising any rights against Borrower or Individual Guarantors or others, or otherwise act or refrain from acting; (v) settle or compromise all or any part of the Guaranteed Indebtedness and subordinate the payment of all or any part of the Guaranteed Indebtedness to the payment of any obligations, indebtedness or liabilities which may be due or become due to Bank or others; (vi) apply any deposit balance, fund, payment, collections through process of law or otherwise or other collateral of Borrower to the satisfaction and liquidation of the indebtedness or obligations of Borrower to Bank not guaranteed under this Guaranty pursuant to paragraph 4 herein; and (vii) apply any sums paid to Bank by Corporate Guarantor, Borrower, Individual Guarantors or others to the Guaranteed Indebtedness in such order and manner as Bank, in its sole discretion, may determine.

d. Notwithstanding any provision in this Guaranty to the contrary, Corporate Guarantor hereby waives and releases (i) any and all rights of subrogation, reimbursement, indemnification or contribution which Corporate Guarantor may have, before payment in lull of the Guaranteed Indebtedness, against others liable on all or any part of the Guaranteed Indebtedness, (ii) any and all rights to be subrogated to the rights of Bank in any collateral or security for all or any part of the Guaranteed Indebtedness before payment in full of the Guaranteed Indebtedness, and (iii) any and all other rights and claims of such Corporate Guarantor against Borrower or any third party as a result of such Corporate Guarantor's payment before payment in full of the Guaranteed Indebtedness.

e. Should Bank seek to enforce the obligations of Corporate Guarantor hereunder by action in any court or otherwise, Corporate Guarantor waives any requirement, substantive or procedural, that (i) Bank first enforce any rights or remedies against Borrower, Individual Guarantors, or any other person or entity liable to Bank for all or any part of the Guaranteed Indebtedness, including without limitation that a judgment first be rendered against Borrower, Individual Guarantors or any other person or entity, or that Borrower, Individual Guarantors, or any other person or entity should be joined in such cause, or
(ii) Bank shall first
enforce rights against any collateral which shall ever have been given to secure all or any part of the Guaranteed Indebtedness or this Guaranty. Such waiver shall be without prejudice to Bank's right, at its option, to proceed against Borrower, Individual Guarantors, or any other person or entity, whether by separate action or by joinder.

f. In addition to any other waivers, agreements and covenants of Corporate Guarantor set forth herein, Corporate Guarantor hereby further waives and releases all claims, causes of action, defenses and offsets for any act or omission of Bank, its directors, officers, employees, representatives or agents in connection with Bank's administration of the Guaranteed Indebtedness, except for Bank's willful misconduct and gross negligence.

9. OBLIGATIONS NOT IMPAIRED.

a. Corporate Guarantor agrees that Corporate Guarantor's obligations hereunder shall not be released, diminished, impaired, reduced or affected by the occurrence of any one or more of the following events: (i) the lack of corporate power of Borrower, Corporate Guarantor or any other guarantor of all or any part of the Guaranteed Indebtedness, (ii) any receivership, insolvency, bankruptcy or other proceedings affecting Borrower, Corporate Guarantor, Individual Guarantors, or any other guarantor of all or any part of the Guaranteed Indebtedness, or any of their respective property; (iii) the partial or total release or discharge of Borrower, Individual Guarantors, or any other guarantor of all or any part of the Guaranteed Indebtedness, or any other person or entity from the performance of any obligation contained in any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness, whether occurring by reason of law or otherwise; (iv) the taking or accepting of any collateral for all or any part of the Guaranteed Indebtedness or this Guaranty; (v) the taking or accepting of any other guaranty for all or any part of the Guaranteed Indebtedness; (vi) any failure by Bank to acquire, perfect or continue any lien or security interest on collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty; (vii) the impairment of any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty; (viii) any failure by Bank to sell any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty in a commercially seasonable manner or as otherwise required by law; (ix) any invalidity or unenforceability of or defect or deficiency in any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness or this Guaranty; or (x) any other circumstances which might otherwise constitute a defense available to, or discharge of, Borrower, Individual Guarantors, or any other guarantor of all or any part of the Guaranteed Indebtedness, other than payment of the Guaranteed Indebtedness.

b. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of all or any part of the Guaranteed Indebtedness is rescinded or must otherwise be returned by Bank upon the insolvency, bankruptcy or reorganization of Borrower, Corporate Guarantor, Individual Guarantors, or any other guarantor of all or any part of the Guaranteed Indebtedness, or otherwise, all as though such payment had not been made.

c. None of the following shall affect Corporate Guarantor's liability hereunder:
(i) the unenforceability of all or any part of the Guaranteed Indebtedness against Borrower by reason of the fact that the Guaranteed Indebtedness exceeds the amount permitted by law; (ii) the act of creating all or any part of the Guaranteed Indebtedness is ultra vires; or (iii) the officers or partners creating all or any part of the Guaranteed Indebtedness acted in excess of their authority. Corporate Guarantor hereby acknowledges that withdrawal from, or termination of; any ownership interest in Borrower now or hereafter owned or held by Corporate Guarantor shall not alter, affect or in any way limit the obligations of Corporate Guarantor hereunder.

10. ACTIONS AGAINST CORPORATE GUARANTOR In the event of a default in the payment or performance of all or any part of the Guaranteed Indebtedness when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration or otherwise, Corporate Guarantor shall, without notice or demand, promptly pay the amount due thereon to Bank, in lawful money of the United States, at Bank's address set forth herein above. One or more successive or concurrent actions may be brought against Corporate Guarantor, either in the same action in which Borrower is sued or in separate actions, as often as Bank deems advisable. The exercise by Bank of any right or remedy under this Guaranty or under any other agreement or instrument, at law, in equity or otherwise, shall not preclude concurrent or subsequent exercise of any other right or remedy. The books and records of Bank shall be admissible in evidence in any action or proceeding involving this Guaranty and shall be prima facie evidence of the payments made on, and the outstanding balance of; the Guaranteed Indebtedness.

11. PAYMENT BY CORPORATE GUARANTOR. Whenever Corporate Guarantor pays any sum which is or may become due under this Guaranty, written notice must be delivered to Bank contemporaneously with such payment. Such notice shall be effective for purposes of this paragraph when contemporaneously with such payment Bank receives such notice either by: (a) personal delivery to the address and designated department of Bank, or (b) United States mail, certified or registered, return receipt requested, postage prepaid, addressed to Bank. In the absence of such notice to Bank by Corporate Guarantor in compliance with the provisions hereof, any sum received by Bank on account of the Guaranteed Indebtedness shall be conclusively deemed paid by Borrower.

12. NOTICE OF SALE. In the event that Corporate Guarantor is entitled to receive any notice under the Uniform Commercial Code, as it exists in the state governing any such notice, of the sale or other disposition of any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty, reasonable notice shall be deemed given when such notice is deposited in the United States mail, postage prepaid, at the address for Corporate Guarantor, five (5) days prior to the date any public sale, or after which any private sale, of any such collateral is to be held; provided, however, that notice given in any other reasonable manner or at any other reasonable time shall be sufficient.

13. WAIVER OF BANK. No delay on the part of Bank in exercising any right hereunder or failure to exercise the same shall operate as a waiver of such fight. In no event shall any waiver of the provisions of this Guaranty be effective unless the same be in writing and signed by an officer of Bank, and then only in the specific instance and for the purpose given.

14. SUCCESSORS AND ASSIGNS. This Guaranty is for the benefit of Bank, its successors and assigns, including, without limitation, any assignee or participant. This Guaranty is binding upon Corporate Guarantor's successors and assigns, including without limitation any person or entity obligated by operation of law upon the reorganization, merger, consolidation or other change in the organizational structure of Corporate Guarantor.

15. COSTS AND EXPENSES. Corporate Guarantor shall pay on demand by Bank all costs and expenses (including without limitation all reasonable attorneys' fees) incurred by Bank in connection with the preparation, administration, enforcement and/or collection of this Guaranty. This covenant shall survive the payment of the Guaranteed Indebtedness.

16. SEVERABILITY. If any provision of this Guaranty is held by a court of competent jurisdiction to be illegal, invalid or enforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Guaranty and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.

17. NO OBLIGATION. NothIng contained herein shall be construed as an obligation on the part of Bank to extend or continue to extend credit to Borrower.

18. AMENDMENT. No modification or amendment of any provision of this Guaranty, nor consent to any departure by Corporate Guarantor therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specific instance and for the purpose for which given.

19. CUMULATIVE RIGHTS. All rights and remedies of Bank hereunder are cumulative of each other and of every other right or remedy which Bank may otherwise have, at law or in equity or under any instrument or agreement, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies.

20. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS.

21. VENUE. This Guaranty has been entered into in Midland County, Texas, and it shall be performable for all purposes in such county. Courts within the State of Texas shall have jurisdiction over any and all disputes arising under or pertaining to this Guaranty and venue for any such disputes shall be Midland County, Texas.

22. COMPLIANCE WITH APPLICABLE USURY LAWS. Notwithstanding any other provision of this Guaranty or of any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness, Corporate Guarantor and Bank by its acceptance hereof agree that Corporate Guarantor shall never be required or obligated to pay interest in excess of the maximum nonusurious interest rate as may be authorized by applicable law for the written contracts which constitute the Guaranteed Indebtedness. It is the intention of Corporate Guarantor and Bank to conform strictly to the applicable laws which limit interest rates, and any of the aforesaid contracts for interest, if and to the extent payable by Corporate Guarantor, shall be held to be subject to reduction to the maximum nonusurious interest rate allowed under said law.

23. DESCRIPTIVE HEADINGS. The captions in this Guaranty are for convenience only and shall not define or limit the provisions hereof.

24. GENDER. Within this Guaranty, words of any gender shall be held and construed to include the other gender.

25. NOTICE. For purposes of notice under this Guaranty, the addresses of the parties is as follows:

Cap Rock Electric Cooperative, Inc.
500 West Wall
Midland, Texas 79701
Arm: David Pruitt, President
Fax 915/684-0333

Bank United Texas FSB
401 West Texas
Midland, Texas 79701
Attn: John E. Grist, President Midland Region
915/687-5006

26. ENTIRE AGREEMENT. This Guaranty contains the entire agreement between Corporate Guarantor and Bank regarding the subject matter hereof and supersedes all prior written and oral agreements and understandings, if any, regarding same; provided, however, this Guaranty is in addition to and does not replace, cancel, modify or affect any other guaranty of Corporate Guarantor now or hereafter held by Bank that relates to Borrower or any other person or entity.

EXECUTED as of July 12, 2000.

CAP ROCK ELECTRIC COOPERATIVE, INC.



By:__________________________
     John D. Parker, Vice President.